UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

SPARTA COMMERCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-9483	30-0298178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Seventh Avenue, 20th Floor, New York, NY 10018
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 239-2666

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

Reference is made to Item 3.02 of this Report regarding the issuance of stock options to a director of Sparta Commercial Services, Inc.

Item 3.02 Unregistered Sales of Equity Securities

On October 23, 2006, we entered into a Stock Option Agreement with Jeffrey Bean, a director. As compensation for services as a director, we granted Mr. Bean stock options to purchase up to 500,000 shares of our common stock, subject to a vesting schedule, exercisable at $0.12 per share until October 23, 2011, unless earlier terminated. Stock options to purchase 200,000 shares vested on the date of grant, and the balance of the options are to vest in equal installments on the first, second and third anniversary dates of the date of grant. No vesting shall occur unless Mr. Bean is serving as a director on the vesting date, and unvested stock options will terminate automatically upon Mr. Bean ceasing to serve on the Board of Directors. The issuance of the securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description of Exhibit
10.1*	Stock Option Agreement with Jeffrey Bean, dated October 23, 2006
_____
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTA COMMERCIAL SERVICES, INC.
Date: October 24, 2006
	By:	/s/ Anthony L. Havens
Anthony L. Havens, President